UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2006

Teleflex Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

155 South Limerick Road, Limerick, Pennsylvania		19468
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-948-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2006, Teleflex Incorporated (the "Company") announced that Lennox K. Black, Chairman of the Company's Board of Directors (the "Board"), has advised the Company of his intention to retire as Chairman at the Company’s annual meeting of stockholders scheduled to be held on May 5, 2006 (the "Annual Meeting").

In connection with Lennox K. Black's retirment, the Board has elected Jeffrey P. Black, the Company's President and Chief Executive Officer, as Chairman, effective as of the date of the Annual Meeting. In connection with his election as Chairman, the Company has entered into an employment agreement with Mr. Black, which will become effective on the date of the Annual Meeting, that provides for Mr. Black's employment as Chairman, President and Chief Executive Officer of the Company through May 5, 2009. Under the agreement, Mr. Black will receive an annual base salary of at least $850,000, and will be eligible to participate in annual, long-term incentive and equity compensation programs provided by the Company for its senior executives, as well as to participate in the Company's retirement and welfare benefit plans and programs. The agreement also provides that Mr. Black will be reimbursed by the Company for premiums for $1 million of life insurance coverage and income taxes attributable to the premium reimbursement. In addition, Mr. Black will be entitled to personal use of company aircraft for up to fifty hours per year.

Under the terms of the agreement, if Mr. Black's employment is terminated by the Company without Cause (as defined in the agreement) or by Mr. Black for Good Reason (as defined in the agreement) prior to the time Mr. Black reaches age 62, he is entitled to receive the following severance compensation:

• a payment equal to his base salary earned but unpaid through the date of termination and any unpaid cash awards that Mr. Black may have earned under any bonus plan in respect of a performance period that ended prior to the date of termination;

• continued payment of his base salary for a period of 36 months after the date of termination (the "Severance Period");

• payment of an annual bonus in each of the first three years immediately following the date of termination equal to the target annual bonus payment fixed for Mr. Black prior to the date of termination;

• a prorated portion of any long-term incentive award earned by Mr. Black with respect to a performance period that is scheduled to end on the last day of the year in which Mr. Black's employment is terminated; and

• reimbursement by the Company during the Severance Period for costs incurred by Mr. Black (other than costs that would have been borne by Mr. Black in accordance with the Company's applicable policy then in effect for employee participation in premiums) to maintain health insurance coverage at a level comparable to the coverage he last elected for himself, his spouse and dependents under the Company's health care plan.

In addition, during the Severance Period, the Company will maintain, and reimburse Mr. Black for any premiums (other than costs that would have been borne by Mr. Black in accordance with the Company's applicable policy then in effect for employee participation in premiums) he is required to pay in order to maintain, life and accident insurance for the benefit of Mr. Black at levels comparable to those last elected by Mr. Black under the Company's life and accident insurance plan. Any stock options held by Mr. Black that are not exercisable as of the date of his termination of employment will expire on the termination date, and any exercisable stock options held by Mr. Black may be exercised for a period of three months after the date of termination.

In the event a Change of Control occurs during the term of Mr. Black's agreement, and Mr. Black's employment with the Company is terminated within two years after the Change of Control either by Mr. Black for Good Reason or by the Company for any reason other than Disability (as defined in the agreement) or Cause, then, in addition to the severance compensation described above, Mr. Black will also be entitled to receive the following compensation:

• in the event no cash award is granted to Mr. Black under any bonus plan of the Company for the last performance period ended before the year of Mr. Black's termination, Mr. Black will receive a bonus payment equal to the target award;

• payments on each of the six-month, eighteen-month and thirty-month anniversaries of his termination date, each equal to the sum of the target awards under any short-term or long-term bonus plan with respect to a performance period that is in its final year at the time of the executive's termination;

• if Mr. Black was provided with the use of an automobile or cash allowance for an automobile, continuation during the Severance Period of the availability of an automobile or a cash allowance;

• a cash payment equivalent to the actuarial present value of three additional years service credit under the Teleflex Retirement Income Plan and the Supplemental Employee's Retirement Plan; and

• reimbursement for executive outplacement services in an amount up to $20,000.

Mr. Black's agreement also provides for certain "gross-up" payments to reimburse Mr. Black for any excise taxes imposed under Section 4999 of the Internal Revenue Code which may be incurred by Mr. Black if it is determined that any payment or distribution under the agreement would constitute an ""excess parachute payment within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.

Mr. Black's agreement has a term of three years. However, notwithstanding any termination of the agreement by the Company, the agreement will remain in effect for a period of at least two years following a change of control that occurs during the term of the agreement.

The foregoing description is a summary and is qualified in its entirety by reference to Mr. Black's agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

In addition, in connection with his election as Chairman, on March 24, 2006, the Board approved grants to Mr. Black, effective as of the date of the Annual Meeting, of 80,000 options to purchase shares of the Company's common stock and 30,000 shares of restricted stock. The stock options will vest in three equal annual installments beginning one year from the effective date of grant, and will have an exercise price per share equal to the average of the high and low sales prices of the Company's common stock on the effective date of the grant, as reported on the New York Stock Exchange. The shares of restricted stock are subject to certain restrictions under the Company's 2000 Stock Compensation Plan for a period of two years from the effective date of the grant.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 24, 2006, Lennox K. Black advised the Company that he intends to retire from the Company's Board of Directors upon the election of his successor at the Annual Meeting. Mr. Black will continue to serve as a director until such time.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Employment Agreement between Teleflex Incorporated and Jeffrey P. Black.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teleflex Incorporated

March 28, 2006	By:	Jeffrey P. Black

Name: Jeffrey P. Black
Title: President and Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Teleflex Incorporated and Jeffrey P. Black